AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                  FIXED INCOME SECURITIES, LIMITED PARTNERSHIP

     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of Fixed Income Securities, a Texas Limited Partnership, is an amendment and restatement of the Amended and Restated Agreement of Limited Partnership effective as of the 13th day of July, 2005 (the "Previous Agreement"), is considered to be effective as of the 15th day of March, 2006 (the "Effective Date") and is entered into by and among Sterling Management, LLC, a Colorado limited liability company ("Sterling"), as general partner (hereinafter the "General Partner"), Scott I. Colyer, Lisa A. Colyer, James Dillahunty, Jack Simkin, Scott D. Rykert, Chris Genovese, Randal J. Pegg, Joe R. Cotton, Norman C. Scott, Jim Costas, Alex Meitzner and Jon Tina Vestal as the Majority in Interest of the Limited Partners (as defined in the Previous Agreement) that has approved this Agreement, Dennis
J. Marlin, as a Class A Limited Partner, Sterling, as the sole representative of the Class B Limited Partners (the "Class B Limited Partners"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the Class C Limited Partner (the "Class C Limited Partner").

                                    ARTICLE I

                                   DEFINITIONS

     1.1 Terms Defined. When used in this Agreement, the following terms have the meanings set forth below:

          "Act" means the Texas Revised Limited Partnership Act, as it may be amended from time to time.

           "Adjusted Capital Account" means, for each Partner, such Partner's Capital Account balance increased by such Partner's share of "minimum gain" and of "partner nonrecourse debt minimum gain" (as determined pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), respectively).

          "Affiliate" means a person, entity or organization directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person, entity or organization in question. The term "control," as used in the immediately preceding sentence, means, with respect to an entity that is a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of such corporation and, with respect to a person or organization that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person or organization.

          "Allocable Share" means the Class C Limited Partner's pro rata portion of the Offered Securities determined by multiplying the number of Offered Securities by a fraction, the numerator of which is the aggregate number of Class D Partnership Interests held by the Class C Limited Partner or


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     issuable upon conversion of all Class C Partnership Interests or exercise of the Warrant then held by such Partner and the denominator of which is the total number of Class A and Class D Partnership Interests then outstanding (giving effect to the conversion into Class D Partnership Interests of all outstanding convertible securities and to the exercise of the Warrant).

           "Business" means owning and operating a business that purchases, markets, sells, brokers, and trades bonds and other marketable securities.

          "Capital Account" has the meaning set forth in Section 3.2.

          "Capital Contribution" means the cash and the fair market value of property other than cash (net of liabilities which the Partnership assumes or takes the property subject to) contributed to the capital of the Partnership by a Partner,

          "Carrying Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes; provided, however, that (i) the initial Carrying Value of any asset contributed to the Partnership shall be adjusted to equal its gross fair market value at the time of its contribution and (ii) the Carrying Values of all assets held by the Partnership shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account) upon an election by the Partnership to revalue its property in accordance with Treasury Regulation
     Section 1.704-1(b)(2)(iv)(f). The Carrying Value of any asset whose Carrying Value was adjusted pursuant to the preceding sentence thereafter shall be adjusted in accordance with the provisions of Treasury Regulation
     Section 1.704-1(b)(2)(iv)(g).

          "Cash Flow" means the net income or net loss of the Partnership determined in accordance with the method of accounting utilized by the Partnership pursuant to Section 8.2 adjusted as follows:

               (i) there shall be added to such net income or loss (a) the amount charged for depreciation and any other deduction not involving a cash expenditure; (b) to the extent not included in income, the net proceeds received by reason of sale, of a part or parts (but less than all) of the Business, not in connection with the dissolution of the Partnership; (c) the proceeds of any borrowing by the Partnership; and (d) cash contributions to the Partnership; and

               (ii) there shall be subtracted from such net income or loss
          (a) the amount of principal payments on Partnership debt; (b) amounts paid for non-deductible capital expenditures and other cash sums expended for items not deducted in determining net income or loss of the Partnership; and (c) a cash reserve in the amount provided for in Section 4.8.

          "Certificate" means the Certificate of Limited Partnership of the Partnership, as it may be amended, from time to time in accordance with the Act,

          "Class A Limited Partner" means Dennis J. Marlin, as long as such party continues as a Class A Limited Partner hereunder,


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          "Class A Partnership Interest" means a Class A limited partnership interest in the Partnership, in the assets, income, gains, losses, deductions, tax credits and distributions of the Partnership.

          "Class B Limited Partner" means Sterling as the sole representative of the Class B Limited Partners as further defined in Article V of the Agreement.

          "Class B Partnership Interest" means a Class B limited partnership interest in the Partnership, in the assets, income, gains, losses, deductions, tax credits and distributions of the Partnership.

          "Class C Limited Partner" means Merrill Lynch, Pierce, Fenner & Smith, Incorporated and any of its successors or assigns.

          "Class C Partnership Interest" means a Class C limited partnership interest in the Partnership, and the assets, income, gains, losses, deductions, tax credits and distributions of the Partnership.

          "Class C Subscription Agreement" means the Subscription Agreement, dated as of March 15, 2006, between the Partnership and Merrill Lynch L.P. Holdings, Inc.

          "Class D Limited Partner" means, after giving effect to the conversion of their Class A Partnership Interest pursuant to Section 3.5, Scott I. Colyer, Lisa A. Colyer, James Dillahunty, Jack Simkin, Scott D. Rykert, Chris Genovese, Randal J. Pegg, Joe R. Cotton, Norman C. Scott, Jim Costas, Alex Meitzner and Jon Tina Vestal, as long as each such party continues as a Class D Limited Partner hereunder,

          "Class D Partnership Interest" means a Class D limited partnership interest in the Partnership, in the assets, income, gains, losses, deductions, tax credits and distributions of the Partnership.

           "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Distribution Agreement" means the Distribution Agreement, dated as of March 15, 2006, between Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Partnership.

          "General Partner" means Sterling Management, LLC, as long as such party continues as general partner hereunder, and any other party who has been admitted as, and continues to be, a general partner of the Partnership.

          "Initial Public Offering" means the initial issuance of Partnership Interests by the Partnership in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.

          "Limited Partners" means Scott I. Colyer, Lisa A. Colyer, James Dillahunty, Jack Simkin, Dennis J. Marlin, Scott D. Rykert, Chris Genovese,


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     Randal J. Pegg, Joe R. Cotton, Norman C, Scott, Jim Costas, Alex Meitzner
     and Jon Tina Vestal, as long as each such party continues as a Limited Partner hereunder, Sterling, as the sole representative of the Class B Limited Partners, and Merrill Lynch L.P. Holdings, Inc., as the Class C Limited Partner and any other party who has been admitted as, and continues to be, a limited partner of the Partnership,

          "Liquidating Event" means the sale, or exchange of all or substantially all of the Business, or other transaction which, individually or together with any similar transaction or transactions, results in the disposition of all or substantially all of the Business and occurs in the course of liquidation of the Partnership or upon and with respect to which event the Partnership is dissolved and wound up and all payments, including payments on any promissory notes, have been received.

          "Major Capital Event" means an event (other than a Liquidating Event) arising other than in the ordinary course of the Partnership's business, including, without limitation, (i) the sale of less than substantially all of the Business; or (ii) a borrowing or refinancing. The Managing Partner's designation of an event as a Major Capital Event shall be binding upon the Partners and the Partnership absent manifest error.

          "Major Decision" has the meaning set forth in Section 4.4.

          "Majority in Interest of the Limited Partners" means Limited Partners owning more than 50% of the Class A, Class C and Class D Limited Partnership Interests voting as a single class, after giving effect to the conversion of all outstanding Class C Partnership Interests into Class D Partnership Interests; provided, however, that if at the time the Class C Partner shall hold at least 25% of the fully-diluted equity of the Partnership, a "Majority in Interest of the Limited Partners" means Limited Partners owning more than 50% of the Class A and Class D Partnership Interests voting as a single class and more than 50% of the Class C Partnership Interests. Class B Partnership Interests shall not be entitled to vote on any matter except as may be required by statute.

          "Managing Partner" means the acting president of the General Partner, Sterling Management, LLC, as long as he or she shall continue as the managing partner pursuant to Article IV herein.

          "Minimum Gain" has the meaning set forth in Section 7.5.

          "Operations" means all activities of the Partnership not constituting a Major Capital Event or a Liquidating Event.

          "Net Income" and "Net Loss" mean the taxable income or loss, as the case may be, for a period as determined in accordance with Code Section 703(a) computed with the following adjustments:

               (i) items of gain, loss, and deduction shall be computed based upon the Carrying Values of the Partnership's assets (in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(g) and/or 1.704-3(d)) rather than upon the assets' adjusted bases for federal income tax purposes;


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               (ii) any tax-exempt income received by the Partnership shall be included as an item of gross income;

               (iii) the amount of any adjustments to the Carrying Values of any assets of the Partnership pursuant to Code Section 743 shall not be taken into account except to the extent provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m);

               (iv) any expenditure of the Partnership described in Code Section 705(a)(2)(B) (including any expenditures treated as being described in Section 705(a)(2)(B) pursuant to Treasury Regulations under Code
          Section 704(b)) shall be treated as a deductible expense;

               (v) the amount of items of income, gain, loss or deduction specially allocated to any Partners pursuant to Section 5.2 shall not be included in the computation;

               (vi) the amount of any unrealized gain or unrealized loss attributable to an asset at the time it is distributed in-kind to a Partner shall be included in the computation as an item of income or loss, respectively; and

               (vii) the amount of any unrealized gain or unrealized loss with respect to the assets of the Partnership that is reflected in an adjustment to the Carrying Values of the Partnership's assets pursuant to clause (ii) of the definition of "Carrying Value" shall be included in the computation as items of income or loss, respectively.

          "Nonrecourse Debt" has the meaning set forth in Section 7.5.

          "Nonrecourse Deductions" has the meaning set forth in Section 7.5.

          "Notice of Acceptance" means a written notice from the Class C Limited Partner to the Partnership containing the information specified in Section 6.6(b).

          "Offer" means a written notice of any proposed or intended issuance, sale or exchange of Offered Securities containing the information specified in Section 6.6(a).

          "Offered Securities" means (a) any Class A or Class D Partnership Interests, (b) any other equity securities of the Partnership, including, without limitation, Class C Partnership Interests, (c) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Partnership, or (d) any debt securities convertible into equity interests of the Partnership.

          "Partners" means the General Partner and the Limited Partners. "Partner" means any one of the Partners.

          "Partnership" means the limited partnership created and existing pursuant hereto.


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          "Partnership Interest" means the interest of a Partner in the
     Partnership, in the assets, income, gains, losses, deductions, tax credits and distributions of the Partnership, as provided herein with reference to the percentage determined for such Partner pursuant to Section 3.5.

          "Previous Agreement" means the Amended and Restated Agreement of Limited Partnership of the Partnership effective July 13, 2005.

          "Refused Securities" means those Offered Securities as to which a Notice of Acceptance has not been given by the Class C Limited Partner pursuant to Section 6.6(b).

          "Sale Transaction" means: (a) a merger or consolidation in which (i) the Partnership is a constituent party, or (ii) a subsidiary of the Partnership is a constituent party and the Partnership issues its equity securities pursuant to such merger or consolidation, except in the case of either clause (i) or (ii) any such merger or consolidation involving the Partnership or a subsidiary of the Partnership in which the equity securities of the Partnership outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for equity securities that represent, immediately following such merger or consolidation, more than 50% of the equity interests of (A) the surviving or resulting entity or (B) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent of such surviving or resulting entity; (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Partnership or a subsidiary of the Partnership of all or substantially all the assets of the Partnership and the subsidiaries of the Partnership, taken as a whole (except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Partnership); or (c) the sale or transfer, in a single transaction or series of related transactions, by the partners of the Partnership of more than 50% of the then-outstanding equity interests of the Partnership to any person or entity or group of affiliated persons or entities.

          "Target Balance" means, for each Partner at any point in time, either
     (i) a positive amount equal to the net amount, if any, the Partner would be entitled to receive or (ii) a negative amount equal to the net amount the Partner would be required to pay or contribute to the Partnership or to any third party, assuming, in each case, that (A) the Partnership sold all of its assets for an aggregate purchase price equal to their aggregate Carrying Value (assuming for this purpose only that the Carrying Value of any asset that secures a liability that is treated as "nonrecourse" for purposes of Treasury Regulation Section 1.1001-2 is no less than the amount of such liability that is allocated to such asset in accordance with Treasury Regulation Section 1.704-2(d)(2)); (B) all liabilities of the Partnership were paid in accordance with their terms from the amounts specified in clause (A) of this sentence; (C) any Partner that was obligated to contribute any amount to the Partnership pursuant to this Agreement or otherwise (including the amount a Partner would be obligated to pay to any third party pursuant to the terms of any liability or pursuant to any guaranty, indemnity or similar ancillary agreement or arrangement entered into in connection with any liability of the Partnership) contributed such amount to the Partnership; (D) all liabilities of the Partnership that were not completely repaid pursuant to


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     clause (B) of this sentence were paid in accordance with their terms from the amounts specified in clause (C) of this sentence; and (E) the balance, if any, of any amounts held by the Partnership was distributed in accordance with Section 7.4 hereof.

          "Treasury Regulations" means the Income Tax Regulations promulgated under the Code, as amended from time to time.

          "Transfer" means the sale, transfer, conveyance, assignment, pledge, hypothecation, mortgage or other encumbrance or disposition of all or any part of a Partnership Interest.

          "Unanimous Decision" has the meaning set forth in Section 4.5.

          "Unit" means a unit of Partnership Interest in the Partnership.

          "Unreturned Capital Contributions" means, as to each Partner, the aggregate Capital Contributions made to the Partnership by such Partner reduced by the aggregate distributions to such Partner from the Partnership.

          "Warrant" means the warrant to purchase Class D Partnership Interests to be issued pursuant to the Class C Subscription Agreement.

     1.2 Number and Gender. Whenever the context requires, references in this Agreement to the singular number include the plural, and the plural number includes the singular, and words denoting gender include the masculine, feminine and neuter.


                                   ARTICLE II

                           FORMATION, NAME. PRINCIPAL
                      PLACE OF BUSINESS, PURPOSES AND TERM

     2.1     Formation.

          (a) The Partners hereby create and establish the Partnership as a limited partnership pursuant to the Act for the purposes hereinafter described. The Partners agree and obligate themselves to execute, acknowledge, file, record and publish, as necessary, such amendments to this Agreement as may be required by the terms hereof or by law and such other certificates and documents as may be appropriate to comply with the requirements of law for the continuation, preservation and operation of the Partnership as a limited partnership.

          (b) The Managing Partner shall cause the due filing and recording of the Certificate with the Secretary of State of the State of Texas in accordance with the provisions of the Act.

     2.2 Name. The business of the Partnership shall be conducted under the name "Fixed Income Securities, Limited Partnership" or such other name as the Managing Partner may designate by written notice delivered to the Partners.


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     2.3     Principal Place of Business - Principal Office.  The principal place of business and the principal office of the Partnership shall be at 18925 Base Camp Road, Suite 203, Monument, CO 80132. The Managing Partner may change the principal place of business of the Partnership to any other place within the State of Texas upon ten days written notice to the Limited Partners.

     2.4     Purposes. The purposes of the Partnership are:

          (a)  to acquire, own, and operate the Business;

          (b) to manage, maintain, or otherwise deal with the Business as contemplated by the terms of this Agreement; and

          (c) to do all other acts and things necessary, incidental or convenient to carry on the Partnership business as contemplated under this Agreement.

     2.5     Term. The Partnership shall continue until terminated pursuant to
Section 11.1.


                                   ARTICLE III

                  CAPITAL CONTRIBUTIONS - PARTNERSHIP INTERESTS

     3.1     Initial Capital Contributions.

          (a) General Partners. As of the effective date of the Previous Agreement, the General Partner make an initial Capital Contribution to the Partnership of a one percent (1%) membership interest in the Partnership.

          (b) Class A Limited Partners. As of the effective date of the Previous Agreement, each Class A Limited Partner (including the Class D Limited Partners, all of whom were Class A Limited Partners at the time) make an initial Capital Contribution to the Partnership of the membership interests that he or she owned in the Partnership.

          (c) Class C Limited Partner. As of the Effective Date, the Class C Limited Partner shall make a Capital Contribution to the Partnership of $4,856,000, in immediately available funds. The full $4,856,000 so paid shall be deemed the Class C Limited Partner's Capital Contribution, for purposes of Article VII hereof. Of this payment, $4,756,000 will be the Class C Limited Partner's initial Capital Account balance, and the remaining $100,000 will be allocated to the right to purchase the Warrant referred to in Section 1.3 of the Class C Subscription Agreement.

     3.2     Capital Accounts.

          (a) The Partnership shall establish and maintain a capital account ("Capital Account") for each Partner in accordance with Section 704(b) of the Code and Treasury Regulations Section 1.704-l(b)(2)(iv). As of the Effective Date, the Capital Accounts of the Partners shall be restated to be the amounts reflected in Schedule A, as permitted by Treasury Regulation
     Section 1.704-1(b)(2)(iv)(f) in connection with the issuance of the Class C


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     Partnership Interest and the conversion of certain Class A Partnership
     Interests into Class D Partnership Interests, and the Carrying Values of all assets held by the Partnership shall be accordingly adjusted to equal their respective gross fair market values. Except as otherwise provided in this Agreement, the Capital Account balance of each Partner shall be credited (increased) by (i) the amount of money contributed by such Partner to the capital of the Partnership, (ii) the fair market value of property contributed by such Partner to the capital of the Partnership (net of liabilities secured by such property that the Partnership assumes or takes subject to), and (iii) such Partner's allocable share of Partnership income and gain (or items thereof) including income and gain exempt from federal taxation, and the Capital Account balance of each Partner shall be debited (decreased) by (i) the amount of cash distributed to such Partner, (ii) the fair market value of property distributed to such Partner (net of liabilities secured by such property which the Partner assumes or takes subject to), and (iii) such Partner's share of Partnership losses, depreciation and other deductions, including such Partner's share of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code. Notwithstanding the foregoing, a Partner's Capital Account shall not be adjusted to reflect gain or loss attributable to the disposition of property contributed by such Partner to the extent such Partner's Capital Account reflected such inherent gain or loss in the property on the date of its contribution to the Partnership.

          (b) Upon the transfer of a Partnership Interest, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest, except to the extent provided in Treasury Regulations Section 1.704-l(b)(2)(iv)(m).

     3.3     Other Matters Relating to Capital Contributions.

          (a) Loans by a Partner to the Partnership shall not be considered contributions to the capital of the Partnership.

          (b) No Partner shall be required to make contributions to the capital of the Partnership except to the extent provided by this Article III.

          (c) No Partner shall be entitled to withdraw, or to obtain a return of, any part of his contribution to the capital of the Partnership, or to receive property or assets other than cash in return thereof, and no Partner shall be liable to any other Partner for a return of his contributions to the capital of the Partnership, except as provided in this Agreement.

          (d) No Partner shall be entitled to priority over any other Partner, either with respect to a return of his contributions to the capital of the Partnership, or to allocations of taxable income, gains, losses or credits, or to distributions, except as provided in this Agreement.

          (e)  No interest shall be paid on any Partner's Capital Contribution.

     3.4 Deficit Capital Account Balances. Upon liquidation of the Partnership, no Limited Partner with a deficit balance in its Capital Account shall have any obligation to restore such deficit balance, or to make any contribution to the capital of the Partnership, except to the extent such


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Limited Partner is personally liable to make contributions to the capital of the Partnership pursuant to Article III of this Agreement. Upon liquidation of the Partnership, the General Partner shall be obligated to contribute to the capital of the Partnership within 90 days after the date of such liquidation an amount equal to its deficit Capital Account balance, which amount shall be paid to the creditors of the Partnership or distributed to the other Partners in accordance with their positive Capital Account balances.

     3.5 Partnership Interests. The Partnership Interests of the Partners as of the Effective Date shall be determined based on the respective number of Units set forth opposite the names of the Partners on Schedule I hereto. As of the Effective Date the Partnership Interests of the Class D Limited Partners that were held by them pursuant to the Previous Agreement shall be automatically converted into an equal number and value of Class D Partnership Interests as specified on Schedule I hereto. The Managing Partner shall amend Schedule I from time to time to reflect the issuance of additional Units (including upon the conversion of Class C Partnership Interests as provided in Section 6.2).


                                   ARTICLE IV

                    RIGHTS AND POWERS OF THE MANAGING PARTNER

     4.1 Appointment of Managing Partner. The Partners have designated and do hereby designate the General Partner, Sterling Management, LLC, by and through its acting president, to be the Managing Partner.


     4.2 Duties of Managing Partner. The Managing Partner shall be solely responsible for the operation and management of the business of the Partnership, and, except as otherwise expressly provided in this Agreement, shall possess all rights and powers generally conferred by applicable law or necessary, advisable or consistent in connection therewith.

     4.3 Illustrative Rights and Powers. In addition to any other rights and powers that it may possess by law, the Managing Partner shall have all the specific rights and powers required or appropriate to the operation and management of the business of the Partnership which, by way of illustration, but not by way of limitation, shall include the right and power, subject to the provisions of Sections 4.4 and 4.5:

          (a) to make any expenditures and to incur any obligations it considers necessary or desirable for the conduct of the activities of the Partnership;

          (b) to negotiate and execute on behalf of the Partnership any contracts under such terms and obligations as it in its sole and absolute discretion considers necessary, appropriate or desirable for the conduct of Partnership operations or the implementation of its powers of the Partnership's objectives under this Agreement;

          (c) to perform all obligations of the Partnership and to enforce all rights of the Partnership under the terms and conditions of contracts and agreements entered into by the Partnership;


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          (d)  to coordinate all accounting and clerical functions of the
     Partnership and employ and compensate and dismiss from employment such employees, agents, independent contractors, brokers, attorneys and accountants as may from time to time be required to carry on the business of the Partnership;

          (e) to acquire, hold, dispose, mortgage, pledge, encumber, hypothecate or exchange any of the assets of the Partnership;

          (f) to use any of the assets of the Partnership (including without limitation cash on hand) for any purpose or on any terms it deems desirable in furtherance of the Partnership's objectives;

          (g) to borrow money on behalf of the Partnership or cause the Partnership to borrow money, including, subject to the provisions of
     Section 13.1, causing the Partnership to borrow money from it;

          (h) to refinance debt obligations related in any way to the assets of the Partnership;

          (i) to repay, in whole or in part, refinance, modify, consolidate or extend debt obligations of the Partnership;

          (j) to acquire and maintain insurance covering Partnership assets;

          (k) to control any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and other incurring of legal expense, and to settle claims and litigation;

          (l)  to distribute Partnership cash;

          (m) to form limited or general partnerships, joint ventures, trusts, corporations or other relationships, joint ventures, trusts, corporations or other relationships it deems desirable in furtherance of the Partnership's objectives;

          (n) to do all acts and things necessary or desirable to accomplish the objectives of the Partnership;

          (o) to apply for and obtain governmental approvals or certificates with respect to Partnership operations or the ownership or use of its properties or assets;

          (p) to open and maintain bank accounts on behalf of the Partnership;

          (q) to develop and maintain the Business in accordance with the Budget and to enter into agreements with others with respect to such development or maintenance, which documents and agreements may contain such terms, provisions and conditions as the Managing Partner in its discretion reasonably approves and which comply with the Budget; and


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          (r)  to execute, acknowledge, deliver, file and record
     instruments or documents affecting the foregoing.

     4.4 Major Decisions. All Major Decisions with respect to the Partnership's business shall require the approval of a Majority in Interest of the Limited Partners, in addition to any approval required by Section 6.1. Accordingly, notwithstanding anything to the contrary, no Partner, including the Managing Partner, has the right or the power to make any Major Decision on behalf of the Partnership unless and until it has been authorized by a Majority in Interest of the Limited Partners. The term "Major Decision" as used in this Agreement means any decision with respect to the following matters:

          (a) the approval of any tax election that adversely affects a Limited Partner;

          (b)  the removal of the Managing Partner pursuant to Section 4.13;

          (c) except as provided in Section 4.5, all financing or refinancing (whether interim, permanent or otherwise) for which the Partnership or its assets are liable;

          (d) the sale or disposition of the Business, or any significant portion thereof;

          (e)  the dissolution and termination of the Partnership; and

          (f) except as provided in Section 5.6, Article IX and Article X, the transfer by a General Partner of its Partnership Interest or by a Limited Partner of its Partnership Interest.

     4.5 Unanimous Decisions. All Unanimous Decisions with respect to the Partnership's business shall require the approval of all of the Partners. Accordingly, notwithstanding anything to the contrary, no Partner, including the Managing Partner, has the right or power to make any Unanimous Decision on behalf of the Partnership until it has been authorized by all Partners. The term "Unanimous Decision" as used in the Agreement, means any decision with respect to the following matters:

          (a) any financing or refinancing (whether interim, permanent or otherwise) for which any Partner is liable; and

          (b)  any loan from the Partnership to a Partner or its Affiliates.

     In addition, the Managing Partner shall not cause the Partnership to (i) enter into any transaction that is, at the time such transaction is entered into, a "listed transaction" within the meaning of the U.S. Treasury regulations promulgated under section 6011 of the Code or (ii) participate in a reportable transaction described in such U.S. Treasury regulations without the consent of the Class C Limited Partner.

     4.6 Authority to Acquire, Develop and Operate, the Business. Without the necessity of any further consent or approval (except as provided in Sections
4.4 and 4.5), the Managing Partner is authorized to take all actions, obtain all permits, and execute all documents reasonably necessary to close the acquisition of the Business by the Partnership and to develop, operate and manage the Business.

     4.7 Management of Business. The Managing Partner shall operate and manage the Business on a day-to-day basis within the financial parameters imposed by any budget adopted by the Partnership and shall perform for the Partnership all other management services with respect to the Business and the business of the Partnership. The Managing Partner shall have the right, in its sole discretion, to employ any competent management company as it shall select to perform said management services.

     4.8 Operating Reserve Account. To the extent funds of the Partnership are sufficient therefor, the Managing Partner shall maintain an adequate reserve for operating expenses, in such amount as provided in any budget adopted by the Partnership or if not so provided, as deemed necessary by the Managing Partner for the proper conduct of the business of the Partnership and the operation of the Business.

     4.9 Payment of Costs and Expenses. The Partnership shall be responsible for paying all costs and expenses of forming and continuing the Partnership, owning, operating and holding the Business, and conducting the business of the Partnership, including, without limitation, costs of utilities, costs of furniture, fixtures, equipment and supplies, insurance premiums, property taxes, advertising expenses, accounting costs, legal expenses and costs of office supplies. If any such costs and expenses are or have been paid by the Managing Partner or any of its Affiliates on behalf of the Partnership, then the Managing Partner (or its Affiliates) shall be entitled to be reimbursed for such payment as long as such costs or expenses were reasonably necessary and reasonable in amount,

     4.10 Exercise of Rights and Powers. The business of the Partnership shall be operated and managed by the Managing Partner to the best of its ability, in a careful and prudent manner and in accordance with good industry practice. The authority of the Managing Partner to take any action required or permitted under this Agreement shall in all respects be exercised in its sole and absolute discretion, and the Managing Partner shall be required to devote only such time to the performance of its duties and obligations hereunder as it, in its sole and absolute discretion, determines to be necessary or advisable. Except as otherwise provided in Section 11.1, the Managing Partner shall be entitled to deal with its Affiliates in the performance of its duties and obligations under this Agreement, as long as all terms and conditions of such dealings are not materially more onerous than, or substantially different from, the prevailing market terms, conditions and prices available from non-affiliated third parties.

     4.11 Compensation. Except as otherwise expressly provided herein, the Managing Partner and its Affiliates shall not be entitled to receive any compensation from the Partnership, This Section 4.11 does not in any way limit the Managing Partner's right to reimbursement pursuant to Section 4.9.


     4.12 Liability. The Managing Partner shall perform its duties under this Agreement with ordinary prudence and in a manner reasonable under the circumstances. The Managing Partner shall not be liable to the Partnership or the Partners for any loss or liability caused by any act, or by the failure to do any act, unless such loss or liability arises from the Managing Partner's intentional misconduct, gross negligence or fraud. In no event shall the Managing Partner be liable by reason of a mistake in judgment made in good faith, or action or lack of action based on the advice of legal counsel. Further, the Managing Partner shall in no event be liable for its failure to take any action unless it is specifically required to take such action under the terms of this Agreement.

     4.13    Removal of Managing Partner.

          (a) The Managing Partner hereby covenants and agrees not to retire or withdraw from the Partnership as Managing Partner without the prior written consent of a Majority in Interest of the Limited Partners.

          (b) A Majority in Interest of the Limited Partners may remove the Managing Partner upon (but only upon) the occurrence of any of the following events:

               (i) any act of the Managing Partner, or its Affiliates, in contravention of the terms or intent of any provision contained in this Agreement;

               (ii) the bankruptcy or insolvency (as defined in Section 11.1) of the Managing Partner;

               (iii) entry of a final judgment by a court of competent jurisdiction to the effect that the Managing Partner has been guilty of intentional misconduct, gross negligence or fraud in connection with any duty or obligation hereunder;

               (iv) the misfeasance, malfeasance or nonfeasance of the Managing Partner in connection with its duties under this Agreement;

               (v) the indictment of the Managing Partner, or an Affiliate of the Managing Partner, of any crime under the laws of the United States or any of its states or possessions;

               (vi) the application or appropriation of Partnership funds in a manner contrary to this Agreement;

               (vii) the appointment of a receiver for all or substantially all of the assets of the Managing Partner and the failure to have such receiver discharged within 30 days of such appointment; or

               (viii) the bringing of any legal action against the Managing Partner by a creditor of the Managing Partner, or an Affiliate of the Managing Partner, resulting in the attachment, garnishment or sequestration of the Managing Partner's interest in the Partnership and the failure of the Managing Partner to have such attachment, garnishment or sequestration discharged within 30 days of such event.

Upon the removal of the Managing Partner, the Managing Partner shall retain its Partnership Interest as a Limited Partner with all the rights and duties pertaining thereto.

          (c)  Upon the removal of the Managing Partner pursuant to paragraph
     (b) above a new Managing Partner shall be elected by a vote of a Majority in Interest of the remaining Limited Partners.

      4.14 Tax Matters Partner. The Managing Partner is designated the Tax Matters Partner (the "TMP") as defined in Section 623 l(a)(7) of the Code with respect to operations conducted by the Partnership. The TMP shall comply with the requirements of Sections 6221 through 6232 of the Code and the Treasury Regulations promulgated thereunder, and the Partners further agree as follows:

          (a) The TMP shall have a continuing obligation to provide the Internal Revenue Service with sufficient information so that proper notice can be mailed to all Partners as provided in Section 6223 of the Code, and the Partners shall furnish the TMP with such information (including information specified in Section 6230(e) of the Code) as the TMP may reasonably request for such purpose.

          (b) The TMP shall keep each Partner informed of all administrative and judicial proceedings for the adjustment of Partnership items
     (as defined in Section 6231(a)(3) of the Code and regulations promulgated thereunder) at the Partnership level. Without limiting the generality of the foregoing sentence, within 15 days of receiving any written or oral notice of the time and place of a meeting or other proceeding from the Internal Revenue Service regarding a Partnership proceeding (and in any event, within a reasonable time prior to such meeting or proceeding), the TMP shall furnish a copy of such written communication or notice, or inform the Partners in writing of the substance of any such oral communication. This obligation of the TMP to inform the Partners includes routine and minor events.

          (c) If any administrative proceeding contemplated under Section 6223 of the Code has begun, the Partners shall, upon request by the TMP, notify the TMP of any treatment of any Partnership item on their federal income tax returns that is or may be inconsistent with the treatment of that item on the Partnership's return.

          (d) Any Partner who enters into a settlement agreement with the Secretary of the Treasury with respect to Partnership items shall notify the other Partners of such settlement agreement and its terms within 30 days after the date of such settlement.

          (e) If the TMP elects not to file suit concerning an administrative adjustment or request for administrative adjustment and another Partner intends to file such a suit, such other Partner shall notify all Partners of such intention, and the forum in which such suit is to be filed shall be the form designated by a majority in interest of those Partners who express a preference.

          (f) Each Partner shall be entitled to participate in all administrative proceedings with the Internal Revenue Service, as provided by Code Section 6224(a).

          (g) The obligations imposed on the TMP and participation rights afforded the Partners by this Agreement and Sections 6221 through 6232 of the Code may not be restricted or limited in any fashion by the TMP or any Partner or Partners without the written consent of all of the Partners.

          (h) The TMP shall have, in its sole discretion, the right to extend the statute of limitations, file a request for an administrative adjustment, file suit concerning any tax refund or deficiency relating to any Partnership administrative adjustment or enter into any settlement agreement relating to any Partnership item of income, gain, loss, deduction or credit for any taxable year of the Partnership.


                                    ARTICLE V

                             LIMITED PARTNER MATTERS

     5.1 Limitation of Liability. Except as otherwise provided in the Act or by other applicable law, no Limited Partner shall be bound by, or personally liable for, obligations or liabilities of the Partnership beyond the amount of its required contributions to the capital of the Partnership, and no Limited Partner shall be required to contribute any capital to the Partnership in excess of the contributions for which such Limited Partner is personally liable for under Article III.

     5.2 Management. No Limited Partner shall participate in the operation or management of the business of the Partnership, or transact any business for or in the name of the Partnership, nor shall any Limited Partner have any right or power to sign for or bind the Partnership in any manner. The power of the Limited Partners to consent to and approve of certain matters under the provisions of this Agreement shall be exercised under and in conformity with the provisions of the Act so as not to constitute taking part in the control of the business of the Partnership, and the Limited Partners shall not have any claim against the General Partner if any such power shall not be exercised in conformity with the Act.

     5.3 Consents. No action requiring the consent or approval of the Limited Partners under the provisions of this Agreement may be taken unless the written consent or approval of the requisite number of Limited Partners is obtained.

     5.4     Power of Attorney.

          (a) Each Limited Partner hereby irrevocably severally appoints and constitutes the Managing Partner, its successors and assigns hereunder as its true and lawful attorney-in-fact, with full power and authority, on its behalf and in its name, to execute, acknowledge, swear to, deliver and, where appropriate, file in such offices and places as may be required by law:

               (i) any amendment to this Agreement and the Certificate required by a change in the name of the Partnership, a change of the name or address of the registered agent of the Partnership, the withdrawal of a General Partner, or the admission of any party to the Partnership as a General Partner, if such admission is in compliance with the applicable provisions hereof; and

               (ii)  any amendment to this Agreement upon compliance with
          Section 13.2.

          (b) The power of attorney granted by the Limited Partners to the Managing Partner under paragraph (a) above is a special power coupled with an interest and is irrevocable, and may be exercised by any party who at the time of exercise is a Managing Partner of the Partnership. Such power of attorney shall survive the death or legal disability of a Limited Partner and any transfer or abandonment of his or its Partnership Interest, or his or its withdrawal from the Partnership.

     5.5 Death, Bankruptcy, Etc. In no event shall the death, incompetency, bankruptcy, insolvency or other incapacity of a Limited Partner operate to dissolve the Partnership.

     5.6 Encumbrance of Limited Partner's Interest. A Limited Partner may not pledge, mortgage, hypothecate or otherwise encumber his or its Partnership Interest for any purpose whatsoever, without the consent of a Majority in Interest of the Limited Partners.

     5.7 Class B Limited Partners. Class B Limited Partners have received their respective Partnership Interests pursuant to the terms and conditions of the Fixed Income Securities, Limited Partnership 2005 Ownership Option Plan (the "Option Plan"). The Option Plan, pursuant to its terms, is administered by a compensation committee (the "Committee") appointed by the General Partner. The Committee was authorized to issue certain units of ownership interest in the Partnership to employees of the Partnership as an incentive to attract, retain and reward such persons for performing services for the Partnership. The units of ownership interest constitute a percentage of the Class B Limited Partnership Interests. Such Limited Partnership Interests shall not have the right to vote on any matter otherwise authorized for vote by the other Limited Partners pursuant to this Agreement. In addition, such Class B Limited Partnership Interests shall be held in the name of the General Partner as nominee for the Class B Limited Partners. Class B Limited Partners are not allowed to transfer their Partnership Interests otherwise than as permitted to Partners as provided in Article IX of this Agreement. The Partnership Interest of each Partner shall be determined for purposes of allocations and distributions as provided in
Article VII of this Agreement at the time such allocations or distributions are made. Units of ownership in Class B Partnership Interests may not be granted for more than the number of Class B Partnership Interests issued as of the Effective Date, and additional Class B Partnership Interests may not be granted on or after the Effective Date, in each case, except as provided in Section 6.1.


                                   ARTICLE VI

                          CLASS C PARTNERSHIP INTERESTS

     6.1 Consent of Class C Limited Partners. At any time when Class C Partnership Interests are outstanding, the Partnership shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote or consent required by law or this Agreement) the written consent or affirmative vote of the holders of at least a majority of the then outstanding Class C Partnership Interests:

          (a) amend, alter or repeal any provision of this Agreement in a manner that adversely affects the powers, preferences or rights of the Class C Partnership Interests;

          (b) except as provided in clause (c) below, create, or authorize the creation of, or issue or obligate itself to issue, any Partnership Interests unless the same rank junior to the Class C Partnership Interests with respect to distributions representing a return of capital or the distribution of assets on the liquidation, dissolution or winding up of the Partnership;

          (c) create, or authorize the creation of, or issue or obligate itself to issue, any Partnership Interests that have any rights or preferences that are senior or superior to the rights and preferences of the Class C Partnership Interests, unless the rights and preferences of the Class C Partnership Interests are amended or modified, effective upon the issuance of such Partnership Interests, to incorporate such senior or superior rights or preferences;

          (d) purchase or redeem (or permit any subsidiary to purchase or redeem) any Partnership Interests other than repurchases of units of ownership interest not exceeding the number of Class B Limited Partnership Interests outstanding as of the Effective Date in accordance with the terms and provisions of the Option Plan; or

          (e) issue or obligate itself to issue any Class B Limited Partnership Interests on or after the Effective Date.


     6.2     Conversion of Class C  Partnership Interests.

     The Class C Limited Partner shall have right to convert its Class C Partnership Interests into Class D Partnership Interests as follows (the "Conversion Rights"):

          (a) Each Unit of the Class C Partnership Interests shall be convertible, at the option of the holder thereof, at any time and from time to time (i) after September 15, 2006 or, if sooner, immediately prior to the closing of a Sale Transaction or the closing of an Initial Public Offering (each as defined in the Class C Subscription Agreement) and (ii) before the expiration of the Initial Term as defined in the Distribution Agreement, and without the payment of additional consideration by the holder thereof, into such number of Units of Class D Partnership Interests as is determined by dividing the $3.76 (the per Unit price paid by the Class C Limited Partner pursuant to the Class C Subscription Agreement) by the Class C Conversion Price (as defined below) in effect at the time of conversion. The "Class C Conversion Price" shall initially be equal to $3.76. Such initial Class C Conversion Price, and the rate at which units of Class C Partnership Interests may be converted into Units of Class D Partnership Interests, shall be subject to adjustment as provided in
     Section 6.3.

          (b) In the event of a liquidation, dissolution or winding up of the Partnership, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any amounts distributable on such event to the holders of Class C Partnership Interests.

          (c) No fractional units of Class D Partnership Interests shall be issued upon conversion of the Class C Partnership Interests. In lieu of any fractional unit to which the holder would otherwise be entitled, the Partnership shall pay cash equal to such fraction multiplied by the fair market value of a units of Class D Partnership Interests as determined in good faith by the Managing Partner. Whether or not fractional units would be issuable upon such conversion shall be determined on the basis of the total number of units of Class C Partnership Interests the holder is at the time converting into Class D Partnership Interests and the aggregate number of units of Class D Partnership Interests issuable upon such conversion.

          (d) In order for a holder of Class C Partnership Interests to voluntarily convert units of Class C Partnership Interests into units of Class D Partnership Interests, such holder shall give the Partnership written notice at the principal office of the Partnership that such holder so elects to convert such units. The close of business on the date of receipt by the Partnership of such notice shall be the time of conversion (the "Conversion Time"), and the units of Class D Partnership Interests issuable upon conversion of the Class C Partnership Interests shall be deemed to be outstanding of record as of such date. The Partnership shall, as soon as practicable after the Conversion Time, amend Schedule I to this Agreement to reflect the conversion of such Class C Partnership Interests and the issuance of Class D Partnership Interests and deliver to such holder cash as provided in Section 6.2(c) in lieu of any fraction of a unit of Class D Partnership Interests otherwise issuable upon such conversion.

          (e) All units of Class C Partnership Interests that shall have been converted as herein provided shall no longer be deemed to be outstanding and all rights with respect to such units shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive units of Class D Partnership Interests in exchange therefor and to receive cash in lieu of any fractional units.

     6.3     Adjustments to Class C Conversion Price.

          (a) For purposes of this Section 6.3, the following definitions shall apply:

               (i) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Units or Convertible Securities.

               (ii) "Convertible Securities" shall mean any evidences of indebtedness, Partnership Interests or other securities directly or indirectly convertible into or exchangeable for Additional Units, but excluding Options.

               (iii) "Additional Units" shall mean all Units issued (or, pursuant to paragraphs (b), (c) or (d) below, deemed to be issued) by the Partnership after the Effective Date, other than (A) Units issued or issuable upon conversion or exchange of any Convertible Securities or exercise of any Options outstanding on the Effective Date, or Units issued upon exercise of the Warrant and (b) units of ownership interest in Class B Partnership Interests for not more than the number of Class B Partnership Interests issued as of the Effective Date.

          (b) If the Partnership at any time or from time to time after the Effective Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities that, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive Units that are specifically excepted from the definition of Additional Units by paragraph (a)(iii) above), then the maximum number of Units (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Units issued as of the time of such issue.

          (c) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Class C Conversion Price pursuant to the terms of paragraph (g) below, are revised (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase in the number of Units issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Partnership upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Class C Conversion Price computed upon the original issue of such Option or Convertible Security shall be readjusted to such Class C Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this paragraph (c) shall have the effect of increasing the Class C Conversion Price to an amount that exceeds the lower of (i) the Purchase Price on the original adjustment date and
     (ii) the Class C Conversion Price that would have resulted from any issuances of Additional Units between the original adjustment date and such readjustment date.

          (d) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive Units that are specifically excepted from the definition of Additional Units by paragraph (a)(iii) above), the issuance of which did not result in an adjustment to the Class C Conversion Price pursuant to the terms of paragraph (g) below (either because the consideration per Unit (determined pursuant to paragraph (h) below) of the Additional Units subject thereto was equal to or greater than the Class C Conversion Price then in effect, or because such Option or Convertible Security was issued before the Effective Date), are revised after the Effective Date (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase in the number of Units issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Partnership upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Units subject thereto (determined in the manner provided in paragraph (b) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

          (e) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged (as applicable) Convertible Security that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Class C Conversion Price pursuant to the terms of paragraph (g) below, the Class C Conversion Price shall not be readjusted.

          (f) No adjustment in the Class C Conversion Price shall be made upon the issue of Units or Convertible Securities upon the exercise of Options or the issue of Units upon the conversion or exchange of Convertible Securities.

          (g) In the event the Partnership shall at any time after the Effective Date issue Additional Units (including Additional Units deemed to be issued pursuant to paragraphs (b), (c) or (d) above), without consideration or for a consideration per share less than the Class C Conversion Price in effect immediately prior to such issue, then the Class C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Class C Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of Units outstanding immediately prior to such issue plus (2) the number of Units that the aggregate consideration received or to be received by the Partnership for the total number of Additional Units so issued would purchase at such Class C Conversion Price; and (B) the denominator of which shall be the number of Units outstanding immediately prior to such issue plus the number of such Additional Units so issued; provided that, (i) for the purpose of this paragraph (g), all Units issuable upon conversion or exchange of Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of Units deemed issuable upon conversion or exchange of such outstanding Convertible Securities shall be determined without giving effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such Convertible Securities resulting from the issuance of Additional Units that is the subject of this calculation.

          (h) For purposes of this Section 6.3, the consideration received by the Partnership for the issue of any Additional Units shall be computed as follows:

               (i) Such consideration shall, insofar as it consists of cash, be computed at the aggregate of cash received by the Partnership, excluding amounts paid or payable for accrued interest, and, insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Managing Partner. In the event Additional Units are issued together with other securities or other assets of the Partnership for consideration that covers both, such consideration shall be the proportion of such consideration so received, computed as provided in this clause (i), as determined in good faith by the Managing Partner.

               (ii) The consideration per Unit received by the Partnership for Additional Units deemed to have been issued pursuant to paragraph (b),
          (c) or (d) above, relating to Options and Convertible Securities, shall be determined by dividing the total amount, if any, received or receivable by the
               Partnership as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Partnership upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by the maximum number of Units (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (i) If the Partnership shall at any time or from time to time after the Effective Date effect a subdivision of the outstanding Units, the Class C Conversion Price then in effect immediately before the subdivision shall be proportionately decreased. If the Partnership shall at any time or from time to time after the Effective Date combine the outstanding Units, the Class C Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph
     (i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

     6.4 Adjustment for Reorganization. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Partnership in which the Units are converted into or exchanged for securities, cash or other property (other than a transaction covered by Section
6.3 (i)) (collectively, a "Reorganization"), then, following such Reorganization, each Class C Partner shall receive upon conversion of its Class C Partnership Interests the kind and amount of securities, cash or other property that such Class C Partner would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Managing Partner) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Class C Partners, to the end that the provisions set forth in Article VI (including provisions with respect to changes in and other adjustments of the Class C Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the conversion of the Class C Partnership Interests.

     6.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Class C Conversion Price pursuant to Section
6.3 or 6.4, the Partnership at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Class C Partner a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property issuable upon conversion of the Class C Partnership Interests and the Class C Conversion Price) and showing in detail the facts upon which such adjustment or readjustment is based.

     6.6     Rights of the Class C Limited Partner to Acquire Offered
Securities.

          (a) The Partnership shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities, unless in each such case the Partnership shall have first complied with this Section 6.6. The Partnership shall deliver to the Class C Limited Partner an Offer, which shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with the Class C Limited Partner its Allocable Share.

          (b) To accept an Offer, in whole or in part, the Class C Limited Partner must deliver to the Partnership, on or prior to the date 30 days after the date of delivery of the Offer, a Notice of Acceptance indicating the portion of such Partner's Allocable Share that it elects to purchase.

          (c) The Partnership shall have 90 days from the expiration of the period set forth in Section 6.6(b) to issue, sell or exchange all or any part of the Refused Securities, but only to the offerees or purchasers described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Partnership than those set forth in the Offer.

          (d) In the event the Partnership shall propose to sell less than all the Refused Securities, then the Class C Limited Partner may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Class C Limited Partner elected to purchase pursuant to Section 6.6(b) multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Partnership actually proposes to issue, sell or exchange and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that the Class C Limited Partner so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Partnership may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Class C Limited Partner in accordance with Section 6.6(a).

          (e) Upon (i) the closing of the issuance, sale or exchange of all or less than all of the Refused Securities or (ii) such other date agreed to by the Partnership and the Class C Limited Partner, the Class C Limited Partner shall acquire from the Partnership, and the Partnership shall issue to such Partner, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 6.1(d) if the Class C Limited Partner has so elected, upon the terms and conditions specified in the Offer.

          (f) The purchase by the Class C Limited Partner of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Partnership and the Class C Limited Partner of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Class C Limited Partner and its counsel.

          (g) Any Offered Securities not acquired by the Class C Limited Partner or other persons in accordance with Section 6.6(c) may not be issued, sold or exchanged until they are again offered to the Class C Limited Partner under the procedures specified in this Agreement.

          (h) The rights of the Class C Limited Partner under this Section 6.6 shall not apply to:

               (i) any subdivision or combination any class of Partnership Interests;

               (ii) the issuance of Class D Partnership Interests upon conversion of Class C Partnership Interests or upon exercise of the Warrant;

               (iii) the issuance of securities solely in consideration for the acquisition (whether by merger or otherwise) by the Partnership of all or substantially all of the stock or assets of any other entity;

               (iv) the issuance of Partnership Interests in an Initial Public Offering; or

               (v) the issuance of Class D Partnership Interests or other equity interests pursuant to Section 6 of the Class C Subscription Agreement.

     6.7 Conversion; Termination. The rights of the Class C Limited Partner under Section 6.6 shall not be affected by the conversion of Class C Partnership Interests into Class D Partnership Interests, but, in any event, such rights shall terminate upon the earlier of the closing of a Sale Transaction and the closing of an Initial Public Offering.


                                   ARTICLE VII

                          ALLOCATIONS AND DISTRIBUTIONS

     7.1 Allocation of Net Income and Loss. Except to the extent otherwise provided in this Article VII:

          (a) Net Income and Net Loss of the Partnership for any fiscal period shall be allocated among the Partners in such proportions and in such amounts as may be necessary so that, following such allocations, the Adjusted Capital Account balance of each Partner equals such Partner's then Target Balance.

          (b) If the amount of Net Income or Net Loss allocable to the Partners pursuant to Section 7.1(a) for a period is insufficient to allow the

     Adjusted Capital Account balance of each Partner to equal such Partner's Target Balance, such Net Income or Net Loss shall be allocated among the Partners in such a manner as to decrease the differences between the Partners' respective Adjusted Capital Account balances and their respective Target Balances in proportion to such differences.

      7.2 Distributions of Net Income. The Managing Partner shall distribute the Net Income of the Partnership, when available, annually to the Partners. Net Income shall be distributed as follows:

          (a) first, to the Limited Partners pro rata in an amount equal to each Limited Partner's Unreturned Capital Contribution;

          (b) next, to the General Partner in an amount equal to the General Partner's Unreturned Capital Contribution; and

          (c) thereafter, to the Partners in accordance with their Partnership Interests.

     7.3     [Reserved.]

     7.4     Other Distributions.  In addition to the distributions required by
Section 7.2, the General Partner may, in its discretion at any other time, make distributions from the Partnership's Cash Flow. All such distributions shall be made as follows:

          (a) first, to the Class A Limited Partner and the Class C Limited Partner pro rata in an amount equal to each such Limited Partner's Unreturned Capital Contribution;

          (b) next, to the Class B and Class D Limited Partners pro rata in an amount equal to each such Limited Partner's Unreturned Capital Contribution;

          (c) next, to the General Partner, in an amount equal to the General Partner's Unreturned Capital Contribution; and

          (d) thereafter, to the Partners in accordance with their respective Partnership Interests.

     7.5     Minimum Gain and Qualified Income Offset.

          (a) Definitions. For purposes of this Article VII, the following terms shall have the meanings set forth below:

               (i) "Minimum Gain" means the aggregate amount of gain (of whatever character), if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) Partnership property subject to Nonrecourse Debt in full satisfaction thereof, as provided in Treasury Regulations Section 1.704- l(b)(4)(iv)(c). For purposes of determining the amount of Minimum Gain (1) the adjusted basis of Partnership property subject to two or more liabilities of equal priority shall be allocated among such liabilities in proportion to the outstanding balance of such liabilities, and (2) the adjusted basis of partnership property subject to two or more liabilities of unequal priority shall be allocated to the liabilities of an inferior priority (in accordance with (1) above) only to the extent of the excess, if any, of the adjusted tax basis of such property over the aggregate outstanding balance of the liabilities of superior priority. Only the portion of the property's adjusted basis allocated to Nonrecourse Debt shall be used in computing Minimum Gain. If the Partnership property subject to Nonrecourse Debt is properly reflected on the books of the Partnership at a book value that differs from the adjusted tax basis (as provided under Treasury Regulation Sections 1.704-1 (b)(2)(iv)(d) and (f)), the determination of a Partner's distributive share of Minimum Gain shall be made with reference to such book value. A Partner's share of partnership Minimum Gain at the end of any Partnership taxable year equals the aggregate Nonrecourse Deductions allocated to such partner (and such Partner's interest) up to that time, less such Partner's aggregate share of the net decreases in Partnership Minimum Gain up to that time.

               (ii) "Nonrecourse Debt" means a liability of the Partnership (or portion thereof) with respect to which none of the Partners has any economic risk of loss, other than through their interests, as Partners, in the Partnership assets subject to the liability, as provided in Treasury Regulation Section 1.704- l(b)(4)(iv)(g).

               (iii)  "Nonrecourse Deduction" means loss, deduction or Code
          Section 705(a)(2)(B) expenditure (or item thereof) of the Partnership attributable to Nonrecourse Debt. The amount of Nonrecourse Deductions for the Partnership's taxable year shall equal the net increase, if any, in the amount of Partnership Minimum Gain during such taxable year. In determining such net increase for a Partnership taxable year in which the Capital Accounts of the Partners are increased (pursuant to Treasury Regulation 1.704-1 (b)(2)(iv)(f)) to reflect a revaluation of Partnership property subject to Nonrecourse Debt, any decrease in Partnership Minimum Gain attributable to such revaluation shall be added back to the net increase or decrease otherwise determined. Nonrecourse Deductions of the Partnership shall consist first of depreciation or cost recovery deductions with respect to items of Partnership property subject to Nonrecourse Debt to the extent of the increase in Minimum Gain attributable to such Nonrecourse Debt, with the remainder of the Nonrecourse Deductions, if any, made up of a pro rata portion of the Partnership's other items of deduction, loss and Code Section 705(a)(2)(b) expenditures for that year. If, however, such depreciation or cost recovery deductions exceed the net increase in Partnership Minimum Gain, a proportionate share of each such deduction shall constitute a Nonrecourse Deduction. In addition, if the net increase in Partnership Minimum Gain during the Partnership's taxable year exceeds the total amount of items of Partnership loss, deduction and Code Section 705(a)(2)(B) expenditures for such year, then an amount of Partnership loss, deduction and Code Section 705(a)(2)(B) expenditures for the Partnership's succeeding taxable year (or years) equal to such excess, shall constitute Nonrecourse Deductions, as if there had been a net increase in Partnership Minimum Gain during such succeeding year (or years) in the amount of such excess.

          (b) Minimum Gain Chargeback. Notwithstanding anything else to the contrary contained herein, if there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, all Partners with a deficit Capital Account balance at the end of such year (excluding from each Partner's deficit Capital Account balance any amount that such Partner is obligated to restore) will be allocated, before any other allocation is made hereunder, items of income and gain for such year (and, if necessary, subsequent years) in the amount and in the proportions needed to eliminate any deficit that exceeds those amounts that the Partner is obligated to restore as quickly as possible. For purposes of the preceding sentence, a Partner's Capital Account shall be reduced for (i) any distributions that, as of the end of such year, reasonably are expected to be made to such Partner to the extent they exceed offsetting increases to such Partner's Capital Account that reasonably are expected to occur during (or prior to) the Partnership taxable years in which such distributions reasonably are expected to be made, (ii) adjustments that as of the end of such year reasonably are expected to be made for depletion adjustments, and (iii) allocations that, as of the end of such year, reasonably are expected to be made pursuant to Code Section 704(e)(2) (dealing with family partnerships), Code Section 706(d) (dealing with changes in Partners' interests) and Treasury Regulation Section 1.751-1 (dealing with unrealized receivables and inventory items), all as described in Treasury Regulation Section 1.704-1 (b)(2)(ii)(d). For purposes of this paragraph, the amount of a Partner's share of Minimum Gain shall be added to the limited dollar amount, if any, of the deficit balance in such Partner's Capital Account that such Partner is obligated to restore to determine if a Partner has a deficit Capital Account balance.

          The Minimum Gain chargeback allocated in any taxable year shall consist first of gains recognized from the disposition of items of Partnership property subject to Nonrecourse Debt of the Partnership to the extent of the decrease in Minimum Gain attributable to the disposition of such items of property with the remainder of such Minimum Gain chargeback, if any, made up of a pro rata portion of the Partnership's other items of income and gain for that year, If, however, such gains exceed the amount of the Minimum Gain chargeback, a proportionate share of each such gain shall constitute a part of the Minimum Gain chargeback.

          A Partner's share of the net decrease of Partnership Minimum Gain during a . Partnership taxable year equals an amount that bears the same relation to the net decrease in Partnership Minimum Gain during such year as such Partner's share of Partnership Minimum Gain at the end of the prior taxable year of the Partnership (or, if later, at the time immediately following the last time that the Capital Account of the Partners are increased pursuant to Treasury Regulations Section 1.704-l(b)(2)(iv)(l) to reflect a revaluation of Partnership property subject to Nonrecourse Debt) bears to the amount of Partnership Minimum Gain at the end of such prior taxable year (or such later date). In addition, if there is a decrease in Partnership Minimum Gain in a taxable year of the Partnership (whether or not there is a net decrease in Partnership Minimum Gain during such year) attributable to the revaluation of Partnership Property subject to Nonrecourse Debt, each Partner's share of Partnership Minimum Gain as of the time of such revaluation shall be reduced by the amount of the increase in such Partner's Capital Account attributable to such revaluation to the extent of the reduction in Minimum Gain caused by such revaluation. For purposes of clause (i) of this Section 7.5(b), offsetting increases to a

     Partner's Capital Account shall not include income and gain that is expected to be allocated to such Partner pursuant to the Minimum Gain chargeback.

          (c) Qualified Income Offset Provision. Notwithstanding anything else to the contrary contained herein, to the extent the allocation of any loss or deduction would cause the deficit Capital Account balance of any Partner to exceed that Partner's share of Minimum Gain, such Partner will not be allocated a loss or deduction which will cause or increase a deficit balance in such Partner's Capital Account in excess of his share of the Minimum Gain plus any dollar amount of such deficit balance that the Partner is obligated to restore, upon liquidation, as of the end of the Partnership's taxable year to which such allocation relates. For purposes of this subsection, the Capital Account of each Partner shall be reduced
     (i) for any distributions that, as of the end of such year, reasonably are expected to be made to such Partner to the extent they exceed offsetting increases to such Partner's Capital Account that reasonably are expected to occur during (or prior to) the Partnership taxable years in which such distributions reasonably are expected to be made, (ii) adjustments that as of the end of such year reasonably are expected to be made for depletion adjustments, and (iii) allocations that, as of the end of such year, reasonably are expected to be made pursuant to Code Section 704(e)(2) (dealing with family partnerships), Code Section 706(d) (dealing with changes in Partners' interests) and Treasury Regulation Section 1.751-1 (dealing with unrealized receivables and inventory items), all as described in Treasury Regulation Section 1.704-1 (b)(2)(ii)(d). A Partner who unexpectedly receives an adjustment, allocation or distribution described immediately above which causes or increases a deficit balance in such Partner's Capital Account (in excess of any dollar amount of such deficit balance that such Partner is obligated to restore upon liquidation, as of the end of the Partnership's taxable year to which such allocation relates) and which causes the deficit Capital Account balance of such Partner to exceed that Partner's share of Minimum Gain, will be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

          To the extent this Section 7.5(c) prevents the allocation of a deduction or loss to a Partner, such deduction or loss shall be allocated between the Partners in accordance with their interests in the Partnership as determined under Treasury Regulation Section 1.704-l(b)(3).

     7.6     Distributions Upon Liquidation of Partnership.

          (a) Upon liquidation (as defined in Section 7.6(b) hereof) of the Partnership the assets of the Partnership shall be distributed no later than the later of 90 days after the date of such liquidation or the end of the Partnership's taxable year in which the liquidation occurs and shall be applied in the following order of priority:

               (i) to the payment of debts and liabilities of the Partnership (including amounts owed to Partners or former Partners);

               (ii)  unless inconsistent with Treasury Regulation
          Section 1.704-l(b)(2)(ii)(b), to set up any reserves which the

          Managing Partner deems reasonably necessary for contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the business of the Partnership; and

               (iii) after all Capital Account adjustments for the Partnership's taxable year in which the liquidation occurs (including without limitation adjustments required under Treasury Regulation
          Section 1.704-l(b)(2)(iv)(e), relating to distributions in kind), to the Partners in accordance with the priorities established in
          Section 7.4.

          (b) For purposes of this Section 7.6, a liquidation of the Partnership shall occur upon the earliest of:

               (i)  the date on which the Partnership is terminated under
          Section 708(b)(l)A of the Code (or any successor provision thereto);

               (ii)  the date upon which the Partnership is terminated under
          Article XI; and

               (iii) the date upon which a Liquidating Event occurs (and all payments, including payments on any promissory notes, have been received).

     7.7 Liquidation of Partner's Interest. If a Partner's interest in the Partnership is to be liquidated, liquidating distributions shall be made in accordance with the positive Capital Account balance of such Partner, as determined after taking into account all Capital Account adjustments for the Partnership's taxable year during which such liquidation occurs, by the end of the taxable year, or if later, within 90 days after the date of such liquidation. Where a Partner's interest is to be liquidated by a series of distributions, such Partner's interest shall not be considered liquidated until the final distribution has been made. For purposes of this Section 7.7, a liquidation of a Partner's interest in the Partnership means the termination of the Partner's entire interest in the Partnership by means of a distribution or series of distributions to the Partner by the Partnership. Where a Partner's interest is to be liquidated by a series of distributions, the interest shall not be considered as liquidated until the final distribution has been made.

     7.8     In-Kind Distributions.

          (a) Prior to a distribution of property (other than cash and other than in complete liquidation of the Partnership or a Partner's interest in the Partnership), the Capital Accounts of the Partners shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not previously been reflected in the Capital Accounts) would be allocated among the Partners if there were a taxable disposition of the property on the date of distribution.

          (b) If the distribution of property (other than cash) is to a Partner in complete liquidation of the Partner's interest in the Partnership or in liquidation of the Partnership, prior to such distribution the Capital Accounts of all the partners shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in all the

     Partnership's property (that has not previously been reflected in the Capital Accounts) would be allocated among the Partners if there was a taxable disposition of all such property on the date of the liquidating distribution.

     7.9     Additional Tax Allocation Provisions.

          (a) Notwithstanding anything to the contrary contained herein, items of income, gain, loss and deduction with respect to property, other than cash, contributed to the Partnership by a Partner or with respect to an adjustment to the Partners' Capital Accounts to reflect a revaluation of the property of the Partnership, shall be allocated among the Partners so as to take into account the variation between the basis of the contributed property to the Partnership and its fair market value at the time of contribution or, in the case of a revaluation of the property of the Partnership, so as to take into account the adjustments to the Partners' Capital Accounts as provided in Section 704(c) of the Code and Regulations thereunder and Treasury Regulations Sections 1.704- l(b)(2)(iv)(f) and 1.704-l(b)(2)(iv)(g). Any provision contained herein to the contrary notwithstanding, no such revaluation of the property of the Partnership shall occur without the consent of a Majority in Interest of the Partners.

          (b) As between a Partner who has transferred all or part of its interest in the Partnership and its transferee, all items of income, gain, deduction and loss, for any year shall be apportioned on the basis of the number of days in each such year that each was the holder of such interest (making adjustments necessary to comply with the provisions of Section 706(d)(2) of the Code), without regard to the results of the Partnership's operations during the period before and after the date of such transfer, provided that if both the transferor and transferee consent thereto a special closing of the books shall be had as of the effective date of such transfer and the apportionment of items of income and gain, and deduction and loss, shall be made on the basis of actual operating results. Notwithstanding the above, gain or loss resulting from a Major Capital Event or a Liquidating Event shall be allocated only to those persons who are Partners as of the date on which such transaction is consummated.

          (c) Upon the exercise of any warrant or option to acquire a Partnership Interest, and upon any revaluation of the Carrying Value of Partnership assets while any warrant or option to acquire a Partnership Interests is outstanding, the Partnership will comply with any applicable Treasury Regulation, including without limitation successor provisions to Proposed Treasury Regulation Sections 1.704-1(b)(2)(iv)(h)(2) and 1.704-1(b)(2)(iv)(s).

     7.10    Miscellaneous.

          (a) All allocations and distributions to the Partners pursuant to this Article VII shall be made to the Partners according to the books and records of the Partnership.

          (b) If any assets of the Partnership are distributed to the Partners in land, the Partners shall own and hold the same as tenants in common.

                                  ARTICLE VIII

                                 FISCAL MATTERS

     8.1 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

     8.2 Books and Records. The Managing Partner shall keep, or cause to be kept, at the expense of the Partnership, full and accurate books and records of all transactions of the Partnership in accordance with accepted accounting principles, consistently applied. All of such books and records shall, at all times, be maintained at the principal place of business of the Partnership and the Limited Partners shall have the right to inspect and copy any of them, at their own expense, during normal business hours.

     8.3     Reports and Statements.


          (a) Within 90 days after the end of each fiscal year of the Partnership, the Managing Partner shall, at the expense of the Partnership, cause to be delivered to each Limited Partner such financial statements and such other information as the Managing Partner believes to be necessary for the Limited Partners to be advised of the financial status and results of operations of the Partnership.

          (b) The Managing Partner shall report to the Limited Partners any significant development materially adversely affecting the Partnership, its business, property or assets, as soon as practicable following the occurrence of such development.

          (c) By the twentieth of the first calendar month in each quarter of the fiscal year, the Managing Partner shall provide to each Limited Partner an operating statement for the Business. The operating statements shall set forth all receipts and expenditures of the Partnership for the prior quarter of the fiscal year, a comparison of such receipts and expenditures with those of the comparable quarter in the prior fiscal year, and an explanation of each item which varies 5% or more from the prior period.


     8.4 Audit. A Majority in Interest of the Limited Partners shall be entitled to require an audit of the books and records of the Partnership to be conducted at any time (but not more frequently than once each calendar year). Any such audit so required shall be conducted at the expense of the Partnership.

     8.5 Tax Returns. The Managing Partner shall cause to be prepared and delivered to the Partners, not later than 105 days after the end of each fiscal year of the Partnership, or a valid extension of the income tax returns, at the expense of the Partnership, all federal and any required state and local income tax returns for the Partnership for the preceding fiscal year. In the event of an audit of the Partnership's income tax returns, the Managing Partner shall retain, at the expense of the Partnership, accountants and other professionals to participate in such audit in order to contest assertions by the auditing agent that may be materially adverse to the Partners.

     8.6 Bank Accounts. The Managing Partner, in the name of the Partnership, shall open and maintain a special bank account or accounts in a bank or savings and loan association, the deposits of which are insured by an agency of the United States government, in which shall be deposited all funds of the Partnership. There shall be no commingling of the property and assets of the Partnership with the property and assets of any other party.

     8.7 Tax Elections. Subject to Section 4.4 herein, the Managing Partner shall be entitled to determine all Federal income tax elections available to the Partnership.

     8.8 Withholding. If the Partnership has any income or losses that are effectively connected or treated as effectively connected with the conduct of a trade or business within the United States, the Partnership shall deduct and withhold a tax equal to 20 percent of any amount actually distributed or deemed distributed to any Partner who has not executed and delivered to the Partnership a Certification of Non-Foreign Status prior to the distribution. The Partners shall timely supplement or re-execute the certifications as required by the General Partner or the Internal Revenue Service. Each Partner agrees to notify the General Partner of any change in its status within 30 days of such change.


                                   ARTICLE IX

                                    TRANSFERS

     9.1 Restriction on Transfers. Except as expressly permitted under the terms and provisions of this Article IX, no Partnership Interest shall be Transferred without the written consent of a Majority in Interest of the Limited Partners.

     9.2 Transfers Requiring Consent. The following dispositions of a Partnership Interest shall require consent as stated below:

          (a) No Transfers of any Partnership Interest in whole or in part will be permitted if it would cause the termination of the Partnership for Federal income tax purposes or cause the Partnership to be taxed other than as a partnership, unless all the Partners agree in writing to such a disposition. Counsel for the Partnership may give its opinion to the Managing Partner as to whether or not such Transfer would cause such a tax effect for Federal income tax purposes and the opinion shall be conclusive and binding upon a Majority in Interest of the Limited Partners.

          (b) No Partnership Interest or any portion thereof shall be Transferred to a minor or an incompetent, without the prior written consent of a Majority in Interest of the Limited Partners.

          (c) No Transfer of the Managing Partner's Partnership Interest shall be permitted without the prior written consent of all Partners.

          (d) No Transfer of any Partnership Interest of any Partner shall be permitted without the prior written consent of the Managing Partner if such Transfer requires the consent of a third party under any joint venture agreement, partnership agreement or other agreement to which the Partnership is a party.

     9.3 Permitted Sales after Right of First Refusal Is Given. Unless such Transfer is prohibited by Section 9.2 above, any Limited Partner (which, for purposes of this Section 9.3, shall exclude the Class C Partner, whether or not such Partner has converted its Class C Partnership Interests into Class D Partnership Interests as provided in Section 6.2, has exercised the Warrant or has acquired additional Partnership Interests pursuant to Section 6 of the Class C Subscription Agreement, if at the time the Distribution Agreement has been terminated or is otherwise not in full force and effect) receiving from a single third party (the "Offeror") a bona fide offer (the "Offer") in writing signed by the Offeror for the purchase of all or a part of such Partner's Partnership Interest (the "Offered Interest"), then the Limited Partner who received such Offer (the "Selling Partner") shall, if it wishes to accept the Offer, promptly forward a true and correct copy thereof to the Partnership and the other Partners (whether one or more, the "Non-Selling Partner") within ten days of the date of the Offer. The Offer shall be sent by certified or registered mail, return receipt requested. The Partnership shall have the exclusive right and option for 30 days following the receipt of said Offer to purchase all or any part of the Offered Interest on the terms and conditions set forth in the Offer. The Partnership shall exercise its option to purchase the Offered Interest and thereby accept the Offer of the Selling Partner by actual delivery to the Selling Partner, within the aforesaid 30 day period, of written notice of such election or by sending such written notice of election by certified or registered mail, return receipt requested, properly stamped and addressed to the address of the Selling Partner. The Partnership shall be deemed to have elected not to purchase the Offered Interest if it fails to timely provide written acceptance.

     In the event the Partnership does not exercise its option within such 30-day period with respect to all of the Offered Interest, the Partnership shall, by the last day of such period, give written notice of that fact to the Non-Selling Partner specifying the portion of Offered Interest not purchased by the Partnership (the "Remaining Interest"). Each Non-Selling Partner who elects, within 30 days of the receipt of the notice from the Partnership, to so purchase the Remaining Interest pursuant to the Offer (the "Electing Partner") shall have the right to purchase that proportion of the Remaining Interest that the Partnership Interest owned by such Electing Partner bears to the total Partnership Interests owned by all Electing Partners. The Partnership and/or the Electing Partner shall be obligated to close at the office of the Partnership no later than 90 days after the date of the Offer.

     To the extent that the consideration proposed to be paid by the Offeror for the Offered Interest consists of property other than cash or a promissory note, the consideration required to be paid by the Partnership and/or the Non-Selling Partner exercising their options under this Section 9.3 may consist of cash equal to the value of such property, as determined in good faith by agreement of the Selling Partner and the Partnership and/or the Non-Selling Partner acquiring the Offered Interest.

     If the Partnership and/or the Non-Selling Partner does not elect to purchase all of the Offered Interest, the Selling Partner may sell the Offered Interest, subject to Section 9.10, provided, however, that the sale (i) shall not be made at a price lower than the price offered to the Partnership and the Non-Selling Partner, (ii) is not made to any person other than the original Offeror, (iii) is on the same terms and conditions as those specified in the Offer, and (iv) is consummated within 90 days after the lapse of all options arising in connection with the Offer. If the Offeror or the terms or conditions of the proposed sale are changed or the Offered Interest has not been sold prior to the lapse of the aforesaid 90 day period, the Selling Partner must make a new

Offer, pursuant to the procedures in this Section 9.3, to the Partnership and the Non-Selling Partner prior to selling the Offered Interest.

     9.4 Permitted Transfers to Specified Parties. Unless Transfer is prohibited by Sections 9.2(a), (b), (c) or (d) above, then notwithstanding the provisions of Section 9.3 above, a Partner may Transfer all or any part of its Partnership Interest to another Partner, an Affiliate of any Partner, his spouse, his parents, his children, his grandchildren, his brothers, his sisters or to a trust for the sole benefit of one or more of the aforementioned parties (herein called a "Permitted Transferee"). A Permitted Transfer may be by will or intestate succession or by inter vivos Transfer. Any inter vivos Transfer made pursuant to this Section 9.4 (other than a Transfer to another Partner) shall not become effective until the other Partners have received from the Permitted Transferee an irrevocable power of attorney appointing the Partner transferring such Partnership Interest or portion thereof as the attorney-in-fact for said Permitted Transferee with full power and authority to deal in any way with such Partnership Interest, or portion thereof, as the case may be. Further, the power of attorney shall provide that in the event of the death of the attorney-in-fact the Permitted Transferee will within 90 days after said death appoint one person to deal with the Partnership Interest of all Permitted Transferees and having failed to do so a Majority in Interest of the other Partners shall have the right to appoint a substitute attorney-in-fact to deal with such Partnership Interest or portion thereof, as the case may be. Said power of attorney shall be binding upon the Permitted Transferee, his heirs, successors and assigns. A Transfer pursuant to this Section 9.4 shall not relieve the Transferor from any of its obligations to the Partnership under this Agreement.

     9.5 Buy-Sell Agreement. At any time and from time to time, any Class A or Class D Partner (the "Initiating Partner") may purchase the Partnership Interest of any other Class A or Class D Partner (the "Responding Partner") (for purposes of this Section 9.5, the terms "Initiating Partner" and "Responding Partner" shall exclude the Class C Partner, whether or not such Partner has converted its Class C Partnership Interests into Class D Partnership Interests as provided in Section 6.2, has exercised the Warrant or has acquired additional Partnership Interests pursuant to Section 6 of the Class C Subscription Agreement) or sell its Class A or Class D Partnership Interest to the Responding Partner upon the following terms:

          (a) The Initiating Partner shall notify the Responding Partner in writing of its offer to purchase the Partnership Interest of the Responding Partner or to sell such Initiating Partner's Partnership Interest to the Responding Partner. This offer to buy or sell shall state a valuation of the assets of the Partnership (the "Option Value"). The price payable as to any Partner (the "Option Price") shall be that amount which the Partner would receive pursuant to Section 7.6 of this Agreement if the Partnership were to be liquidated following the sale of its assets for cash in an amount equal to the Option Value.

          (b) Within 60 days after the receipt of such offer, the Responding Partner shall deliver to the Initiating Partner written notification of either:

               (i) such Responding Partner's agreement to sell its Partnership Interest at the Option Price applicable to the Responding Partner; or

               (ii) such Responding Partner's election to purchase the entire Partnership Interest of the Initiating Partner at the Option Price applicable to the Initiating Partner.

     Failure by the Responding Partner to respond within 60 days shall be deemed to be an election to proceed under (b)(i) above.

          (c) The Purchasing Partner (herein so called) in addition to paying at the closing the Option Price shall be obligated to loan to the Partnership an amount sufficient to discharge at the closing all outstanding and unpaid obligations of the Partnership to the Selling Partner (herein so called) as of such time, except any loans to the Partnership permitted by this Agreement that are secured by liens against the Business or any part thereof.

          (d)  Any such purchase or sale shall be accomplished as follows:

               (i) Twenty percent of the Option Price, unless otherwise agreed, shall be paid in cash at closing with the remainder evidenced by a promissory note, secured by the Partnership Interest, payable in five equal annual installments and bearing interest at a rate of the lesser of (1) the Wall Street Journal prime rate as quoted in the money rates section of the Wall Street Journal which is also the base rate on corporate loans at large United States money center commercial banks as its prime commercial or similar reference interest rate, with adjustments to be made on the same date as any change in the rate, and
          (2) the maximum rate permitted by applicable law.

               (ii) Closing shall take place 30 days after the response date referred to above, or after the Responding Partner delivers the written notice set forth above, whichever date is earlier.

          (e) Upon receipt of the Option Price, the Selling Partner shall execute and deliver all documents reasonably required to transfer the Partnership Interest in the Partnership being sold. The Selling Partner shall also execute such resignations and other documents as may be reasonably required by counsel for the Partnership to accomplish the withdrawal of the Selling Partner as a Partner of the Partnership and the Purchasing Partner shall assume all of the Selling Partner's obligations to the Partnership and the General Partner under any loans to the Partnership permitted by this Agreement, such assumptions to be in form reasonably satisfactory to counsel for the Selling Partner.

          It is expressly agreed that the remedy at law for breach of any of the obligations set forth in this Section 9.5 is inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Partner to comply fully with each of said obligations, and (ii) the uniqueness of the Partnership business and Partners' relationship. Accordingly, each of the aforesaid obligations shall be, and is hereby expressly made, enforceable by specific performance.

     9.6 Assumption by Transferee. Any Transferee to whom all or any part of a Partnership Interest may be Transferred pursuant to this Agreement shall take such Partnership Interest subject to all of the terms and conditions of this Agreement and shall not be considered to have title thereto until said Transferee shall have accepted and assumed the terms and conditions of this Agreement by a written agreement to that effect delivered to the other Partners, at which time such Transferee shall be admitted as a substitute Partner and shall succeed to all rights of its Transferor except as such rights may be otherwise limited by other provisions of this Agreement. Anything contained in this Section 9.6 to the contrary notwithstanding, the assumption by the Transferee of the Partnership Interest being Transferred shall not relieve the Transferor of such Partnership Interest of its obligations hereunder unless such Transferor is released by written consent of a Majority in Interest of the Limited Partners or the Transfer was made pursuant to Section 9.3.

     9.7 Cost of Transfers. The Transferor and, if it fails or refuses to do so, then the Transferee, of any Partnership Interest shall reimburse the Partnership for all costs incurred by the Partnership resulting from any Transfer.

     9.8 Effect of Attempted Disposition in Violation of this Agreement. Any attempted Transfer of any Partnership Interest in breach of this Agreement shall be null and void and of no effect whatever.

     9.9 Section 754 Election. Following any transfer of a Partnership Interest, if the Transferee makes a written request to the General Partner that the Partnership make the election under Section 754 of the Code, the Partnership shall make such election if the election is not already in effect.

     9.10    Rights of Co-Sale.

          (a) In connection with any Offer made pursuant to Section 9.3 with respect to an Offered Interest representing 10% or more of the fully-diluted equity of the Partnership, any Non-Selling Partner may, in lieu of purchasing the Offered Interest pursuant to said Section, notify the Selling Partner and the Partnership, within 30 days of the receipt of the notice from the Partnership that there is a Remaining Interest, of its desire to participate in the sale of the Offered Interest on the terms set forth in the Offer, and the number of Units it wishes to sell. If any Non-Selling Partner has expressed a desire to sell Units in the transaction, the Partnership shall promptly notify the Selling Partner of the aggregate number of Units any Non-Selling Partner wishes to sell. The Selling Partner shall use his or her best efforts to interest the Offeror in purchasing, in addition to the Offered Interest, the Units such Non-Selling Partner wishes to sell. If the Offeror does not wish to purchase all of the Units made available by the Selling Partner and such Non-Selling Partner, then the Selling Partner and such Non-Selling Manager shall be entitled to sell, at the price and on the terms and conditions set forth in the Offer (provided that the price set forth in the Offer with respect to Class D Units shall be appropriately adjusted, if necessary, based on the conversion ratio of any Class C Units to be sold), a portion of the Offered Interest being sold to the Offeror, in the same proportion as the selling holder's ownership of Units bears to the aggregate number of Units owned by the Selling Partner and such Non- Selling Manager. The transaction contemplated by the Offer shall be consummated not later than 90 days after the date of the Offer.

          (b) If any Non-Selling Partner does not elect to sell the full number of Units that it is entitled to sell pursuant to Section 9.10(a), the Selling Partner shall be entitled to sell to the Offeror, according to the terms set forth in the Offer, that number of his or her own Units that equals the difference between the number of Units desired to be purchased by the Offeror and the number of Units such Non-Selling Manager has elected to sell pursuant to Section 9.10(a). If the Selling Partner wishes to sell any such Units at a price per Unit that differs from that set forth in the Offer, upon terms different from those previously offered to the Partnership and the Non-Selling Partner, or more than 90 days after the date of the Offer, then, as a condition precedent to such transaction, such Units must first be offered to the Partnership and the Non- Selling Partner, on the same terms and conditions as given the Offeror, and in accordance with the procedures and time periods set forth in Section 9.3 and this Section 9.10.

          (c) The proceeds of any sale made by the Selling Partner without compliance with the provisions of this Section 9.10 shall be deemed to be held in constructive trust in such amount as would have been due any Non-Selling Partner if the Selling Partner had complied with this Agreement.

     9.11 Voting and Required Sale. If (i) any person or entity offers to acquire all or substantially all of the partnership interests, assets or business of the Partnership, by merger, sale of assets or otherwise, (ii) such transaction is approved by the General Partner of the Partnership and (iii) a Majority in Interest of the Limited Partners consent in writing to such transaction, then each Partner shall be obligated to (a) give its consent in favor of such transaction, to the extent any such consent is required for the consummation of such transaction, (b) if applicable, sell, transfer or exchange all of its Partnership Interests in connection with such transaction on the same terms as those approved by the General Partner and consented to by a Majority in Interest of the Limited Partners (with appropriate adjustment to reflect the conversion of convertible securities and the preference and priorities of the Partnership's Class C Partnership Interests), and (c) execute and deliver such instruments of sale, transfer and exchange and take such other action, including executing any purchase agreement, merger agreement, indemnity agreement, escrow agreement or related documents, as may be reasonably required by the Partnership in order to carry out the terms and provisions of this Section 9.11. If a Partner fails or refuses to consent to such transaction or to sell its Partnership Interests as required by this Section 9.11, then such Partner hereby grants to the General Partner an irrevocable proxy, coupled with an interest, to consent in accordance with this Section 9.11, and hereby appoints the General Partner as its attorney-in-fact, to sell, transfer or exchange such Partnership Interests in accordance with the terms of this Section 9.11. At the closing of such transaction, each Partner shall deliver, against receipt of the consideration payable in such transaction, any certificates representing the Partnership Interests that such Partner holds of record or beneficially, with all endorsements necessary for transfer. In the event that any Partner fails or refuses to comply with the provisions of this Section 9.11, the Partnership, a Majority in Interest of the Limited Partners and the purchaser in such transaction, at their option, may elect to proceed with such transaction notwithstanding such failure or refusal and, in such event and upon tender of the specified consideration to any such Partner, the rights of any such Partner with respect to the Partnership Interests of such Partner shall cease.

     9.12 Restrictions on Sales of Control of the Partnership. Neither the Partnership nor any Partner shall be a party to any transaction or series of related transactions that involves the sale, to any person or entity or group of affiliated persons or entities, of interests in the Partnership representing a majority of the equity interests of the Partnership unless all holders of Partnership Interests are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in this Agreement.

     9.13    Termination.

          (a) This provisions of Sections 9.3, 9.10, 9.11 and 9.12 shall terminate in their entirety upon the earlier of the closing of a Sale Transaction and the closing of an Initial Public Offering.

          (b) The provisions of Sections 9.3, 9.10 and 9.12 hereof shall not apply to any sale of Units pursuant to a Sale Transaction or an Initial Public Offering.


                                    ARTICLE X

                         RESIGNATION AND WITHDRAWAL OF A
               GENERAL PARTNER: ADMISSION OF A NEW GENERAL PARTNER

     10.1 Voluntary Resignation or Withdrawal of a General Partner. A General Partner may not withdraw its interest in the Partnership, Transfer its interest to any person or admit any person as a substitute General Partner except as provided in Section 4.13, Article IX or this Article X.

     10.2 Substitute and Additional General Partners. To the extent permitted under Texas law, the General Partner may, with the consent of a Majority in Interest of the Limited Partners, at any time designate additional persons to be General Partners, whose interest in the Partnership shall be such as shall be agreed upon by the General Partner and such additional General Partners, so long as the Partnership Interest of the Limited Partners are not affected thereby.

     10.3 Admission of a Successor General Partner. Any successor person or entity shall be admitted as a General Partner of the Partnership if the following terms and conditions are satisfied:


          (a) the written consent of at least a Majority in Interest of the Limited Partners to the admission of such person or entity as a General Partner is obtained;

          (b) the successor person or entity has accepted and assumed all the terms and provisions of this Agreement;

          (c) if the successor entity is a corporation, it has provided counsel for the Partnership with a certified copy of a resolution of its Board of Directors authorizing it to become a General Partner under the terms and conditions of this Agreement; and

          (d) the successor person or entity has executed this Agreement and such other documents or instruments as may be required or appropriate in order to effect the admission of such person or entity as a General Partner.


                                   ARTICLE XI

                                   DISSOLUTION

     11.1     Dissolution.

          (a) It is the intention of the Partners that the business of the Partnership be continued by the Partners, or those remaining, pursuant to the provisions of this Agreement, notwithstanding the occurrence of any event that would result in a statutory dissolution of the Partnership pursuant to the laws of the State of Texas, and no Partner shall be released or relieved of any duty or obligation hereunder by reason thereof; provided, however, that the business of the Partnership shall be terminated, its affairs wound-up and its property and assets distributed in liquidation on the earliest to occur of:

               (i)  December 31, 2033;

               (ii) a determination by a Majority in Interest of the Limited Partners that the business of the Partnership should be terminated;

               (iii)  the bankruptcy or insolvency of the Partnership;

               (iv) subject to the provisions of paragraph (b) below, the death, incompetency, bankruptcy, insolvency, withdrawal or removal from the Partnership of a General Partner; or

               (v)  the date upon which the Partnership is terminated under
          Section 7.6(b).

For purposes of this Agreement, bankruptcy shall be deemed to have occurred when the party in question files a petition under any section or chapter of the Federal Bankruptcy Code, as amended, or an order for relief under Title 11 of the United States Code is entered against it, and insolvency shall be deemed to have occurred when the party in question admits in writing that its assets are insufficient to pay its liabilities as they mature.

          (b) Upon the occurrence of any event set forth in subparagraph (iv) of paragraph (a) above with respect to a General Partner, the business of the Partnership shall be continued pursuant to the provisions of this Agreement if (i) there remains at least one General Partner, or (ii) if there is no remaining General Partner, a Majority in Interest of the Limited Partners shall elect in writing, within a period of 90 days from the date of such occurrence, that it be so continued and shall designate one or more parties to be admitted to the Partnership as a General Partner. Any such designated party shall upon admission to the Partnership succeed to all of the rights and powers of a General Partner hereunder, provided that former General Partners shall retain and be entitled to their share of profits, losses, distributions, and capital associated with the General Partners' Partnership Interests.

     11.2     Wind-Up of Affairs.

     As expeditiously as possible following the occurrence of an event giving rise to a liquidation of the Partnership, the Managing Partner (or a special liquidator who may be appointed by a Majority in Interest of Limited Partners if the termination results from the circumstance described in Section 11.1(a)(iv) above) shall wind-up the affairs of the Partnership, sell its property and assets for cash at the highest price reasonably obtainable and distribute the proceeds in accordance with Section 7.6 in liquidation of the Partnership. In no event shall there be a distribution of the property and assets of the Partnership in kind, unless a Majority in Interest of the Limited Partners approve such distribution.


                                   ARTICLE XII

                                 INDEMNIFICATION

     If a General Partner (whether acting as the Managing Partner, a General Partner or, at the request of the Partnership, as a representative of another enterprise) or a representative of such General Partner (a "Partnership Functionary") is, was or is threatened to be made a named defendant or respondent in a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding (herein collectively referred to as a "Proceeding"), by reason of the fact that such person was or is serving as a Partnership Functionary, then the Partnership shall (i) indemnify such Partnership Functionary against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred in connection with such Proceeding, and (ii) pay or reimburse the Partnership Functionary, in advance of the final disposition of the Proceeding, reasonable expenses incurred in connection with the Proceeding, all to the fullest extent permitted by the Act.


                                  ARTICLE XIII

                                  MISCELLANEOUS

     13.1 Loans to the Partnership. If a Partner or its Affiliates (the "Loaning Partner") loans funds to the Partnership, the Loaning Partner shall not charge the Partnership interest greater than the least of (i) the Loaning Partner's actual interest cost incurred in securing the funds loaned to the Partnership, (ii) the highest lawful rate, and (iii) the rate that would be charged to the Partnership by unrelated banks on comparable loans for the same purpose; and the Loaning Partner shall not charge the Partnership points or other financing charges or fees in any amount greater than the financing charges or fees actually incurred by the Loaning Partner in connection with the loan to the Partnership.

     13.2 Amendments. In addition to the right of the Managing Partner to amend certain of the provisions of this Agreement by reason of the power of attorney granted to the Managing Partner under Section 5.4, a Majority in Interest of the Limited Partners may, by instrument in writing, amend any of the other provisions hereof, except for those provisions that affect the rights of Partners to share income, distributions and loss and require Partners to make additional contributions, which provisions may be amended only upon the written consent of all Partners affected thereby.

     13.3 Other Activities. A Partner may engage or possess an interest in other business ventures of any nature and description, independently or with others, including, without limitation, businesses similar to the Business), and neither the Partnership nor any of the other Partners shall have any right by virtue of this Agreement in and to such other ventures or to the income or property derived therefrom.

     13.4 Partition. No Partner shall be entitled to a partition of the Business or any other property or assets of the Partnership, notwithstanding any provision of law to the contrary.

     13.5 Notices. Any notice required or permitted to be delivered to any Partner under the provisions of this Agreement shall be deemed delivered, whether actually received or not, when deposited in a United States Postal Service depository, postage prepaid, registered or certified, return receipt requested, and addressed to the Partner at the address specified on the signature pages hereof, or such other address as shall be specified by written notice delivered to the Managing Partner.

     13.6 Provisions Severable. Every provision of this Agreement is intended to be severable and, if any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

     13.7 Counterparts. This Agreement, and any amendments hereto, may be executed in counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

     13.8 Headings. The headings of the various sections of this Agreement are intended solely for convenience of reference, and shall not be deemed or construed to explain, modify or place any construction upon the provisions hereof.

     13.9 Successors and Assigns. This Agreement and any amendments hereto shall be binding upon and, to the extent expressly permitted by the provisions hereof, shall inure to the benefit of the Partners and their respective heirs, legal representatives, successors and assigns. Furthermore, with respect to any successors or assigns, it is agreed that:

          (a) The Business shall be determined to have an agreed value (the "Agreed Value") upon the effective date of admission of any successor or assignee Partner. The Agreed Value shall be unconditionally binding throughout the life of the Partnership.

          (b) The Partners understand that for federal income tax purposes the Partnership's adjusted basis of the Business is not equal to the Agreed Value.

     13.10 Amendment of Certificate. If a Transfer of a Partnership Interest shall take place pursuant to the provisions of Article IX or Article X, then unless the Partnership is dissolved by such Transfer, the continuing Partners shall promptly thereafter cause to be filed with the proper authority an Amended Certificate of Limited Partnership and such other certificates of fictitious or assumed names of the Partnership as may be deemed necessary or desirable by the Managing Partner.

     13.11 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and all obligations of one Partner to another are performable in Dallas County, or at the site of the Business.

     IN WITNESS WHEREOF, the Partners have executed this Agreement this 15th day of March, 2006.

                                  GENERAL PARTNER:
                                  ----------------

                                  STERLING MANAGEMENT LLC


                                  By:          /s/  SCOTT COLYER
                                     ------------------------------------------

                                  Title:        Managing Member
                                        ---------------------------------------

                                  Address:  18925 Base Camp Road, Suite 203
                                            Monument, CO   80132


                                  CLASS A LIMITED PARTNERS:
                                  -------------------------



                                  ---------------------------------------------
                                  Scott Irvin Coyler
                                  Address:  17055 Winchester Rd.,
                                            Colorado Springs, CO   80908



                                  ---------------------------------------------
                                  Lisa Anne Coyler
                                  Address:  17055 Winchester Rd.,
                                            Colorado Springs, CO 80908



                                  ---------------------------------------------
                                  James Michael Sail Dillahunty
                                  Address:  933 Cycad Drive
                                            San Marcos, CA   92078



                                  ---------------------------------------------
                                  Jack David Simkin
                                  Address:  PO Box 676295
                                            Rancho Santa Fe, CA   92067

                                  ---------------------------------------------
                                  David Scott Rykert
                                  Address:  8 Mountainview Drive
                                            Northport, NY 11768



                                  ---------------------------------------------
                                  Christopher Thomas Genovese
                                  Address:  46 Wagon Wheel Lane
                                            Dix Hills, NY 11746



                                  ---------------------------------------------
                                  Randal Jason Pegg
                                  Address:  16855 Remington Road
                                            Colorado Springs, CO 80908



                                  ---------------------------------------------
                                  Joe Robert Cotton
                                  Address:  108 Dove Mountain
                                            Boerne, TX  78006



                                  ---------------------------------------------
                                  Norman Chester Scott II
                                  Address:  208 Lantana Hollow
                                            Boerne TX 78006



                                  ---------------------------------------------
                                  Jon Tina Vestal
                                  Address:  7305 Timbergrove Place
                                            Colorado Springs, CO 80919

                                  ---------------------------------------------
                                  James Robert Costas
                                  Address:  180 Pinewood Loop
                                            Monument, CO 80132



                                  ---------------------------------------------
                                  Alex Robert Meitzner
                                  Address:  1560 Castle Rock
                                            Wichita, KS 67230


                                  Dennis J. Marlin

                                  By:  Sterling Management, LLC,
                                  as attorney-in-fact pursuant
                                  to Section 5.4 of the Amended
                                  and Restated Agreement of
                                  Limited Partnership, effective
                                  July 13, 2005

                                  By:          /s/  SCOTT COLYER
                                     ------------------------------------------
                                     Title:  Managing Member



                                  CLASS B LIMITED PARTNERS:
                                  -------------------------

                                  By:  Sterling Management, LLC,
                                  as the sole representative of
                                  the Class B Limited Partners

                                  By:          /s/  SCOTT COLYER
                                     ------------------------------------------
                                     Title:  Managing Member



                                  CLASS C LIMITED PARTNER:
                                  ------------------------

                                  MERRILL LYNCH PIERCE, FENNER &
                                  SMITH INCORPORATED

                                  By:
                                     ------------------------------------------
                                     Title:  First Vice President
                                     Address:  4 World Financial Center
                                               New York, New York 10080

STATE OF NEW YORK       )
                        )ss.
COUNTY OF NEW YORK      )

     BEFORE ME, the undersigned Notary Public, on this day personally appeared Scott Irvin Colyer, as President of Sterling Management, LLC, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same in the capacity, for the purposes and consideration therein expressed.

     SUBSCRIBED AND SWORN TO BEFORE ME this the 15th day of March, 2006.

                                   Notary Public

My Commission Expires:


STATE OF NEW YORK       )
                        )ss.
COUNTY OF NEW YORK      )

     BEFORE ME, the undersigned Notary Public, on this day personally appeared Scott Irvin Colyer, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same in the capacity, for the purposes and consideration therein expressed.

     SUBSCRIBED AND SWORN TO BEFORE ME this the 15th day of March, 2006.

                                   Notary Public

My Commission Expires:


STATE OF COLORADO       )
                        )ss.
COUNTY OF EL PASO       )

     BEFORE ME, the undersigned Notary Public, on this day personally appeared Lisa Anne Colyer, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same in the capacity, for the purposes and consideration therein expressed.

     SUBSCRIBED AND SWORN TO BEFORE ME this the 14th day of March, 2006.

                                   Notary Public

My Commission Expires:

STATE OF CALIFORNIA     )
                        )ss.
COUNTY OF SAN DIEGO     )

     BEFORE ME, the undersigned Notary Public, on this day personally appeared James Michael Sail Dillahunty, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same in the capacity, for the purposes and consideration therein expressed.

     SUBSCRIBED AND SWORN TO BEFORE ME this the 14th day of March, 2006.

                                   Notary Public

My Commission Expires:


STATE OF CALIFORNIA     )
                        )ss.
COUNTY OF SAN DIEGO     )

     BEFORE ME, the undersigned Notary Public, on this day personally appeared Jack David Simkin, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same in the capacity, for the purposes and consideration therein expressed.

     SUBSCRIBED AND SWORN TO BEFORE ME this the 15th day of March, 2006.

                                   Notary Public

My Commission Expires:


STATE OF NEW YORK       )
                        )ss.
COUNTY OF SUFFOLK       )

     BEFORE ME, the undersigned Notary Public, on this day personally appeared Donald Scott Rykert, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same in the capacity, for the purposes and consideration therein expressed.

     SUBSCRIBED AND SWORN TO BEFORE ME this the 15th day of March, 2006.

                                   Notary Public

My Commission Expires:

STATE OF NEW YORK       )
                        )ss.
COUNTY OF SUFFOLK       )

     BEFORE ME, the undersigned Notary Public, on this day personally appeared Christopher Thomas Genovese, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same in the capacity, for the purposes and consideration therein expressed.

     SUBSCRIBED AND SWORN TO BEFORE ME this the 15th day of March, 2006.

                                   Notary Public

My Commission Expires:


STATE OF COLORADO       )
                        )ss.
COUNTY OF EL PASO       )

     BEFORE ME, the undersigned Notary Public, on this day personally appeared Randal Jason Pegg, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same in the capacity, for the purposes and consideration therein expressed.

     SUBSCRIBED AND SWORN TO BEFORE ME this the 14th day of March, 2006.

                                   Notary Public

My Commission Expires:


STATE OF TEXAS          )
                        )ss.
COUNTY OF BEXAR         )

     BEFORE ME, the undersigned Notary Public, on this day personally appeared Joe Robert Cotton, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same in the capacity, for the purposes and consideration therein expressed.

     SUBSCRIBED AND SWORN TO BEFORE ME this the 15th day of March, 2006.

                                   Notary Public

My Commission Expires:

STATE OF TEXAS          )
                        )ss.
COUNTY OF BEXAR         )

     BEFORE ME, the undersigned Notary Public, on this day personally appeared Norman Chester Scott II, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same in the capacity, for the purposes and consideration therein expressed.

     SUBSCRIBED AND SWORN TO BEFORE ME this the 15th day of March, 2006.

                                   Notary Public

My Commission Expires:


STATE OF COLORADO       )
                        )ss.
COUNTY OF EL PASO       )

     BEFORE ME, the undersigned Notary Public, on this day personally appeared Jon Tina Vestal, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same in the capacity, for the purposes and consideration therein expressed.

     SUBSCRIBED AND SWORN TO BEFORE ME this the 14th day of March, 2006.

                                   Notary Public

My Commission Expires:


STATE OF COLORADO       )
                        )ss.
COUNTY OF EL PASO       )

     BEFORE ME, the undersigned Notary Public, on this day personally appeared James Robertas Costas, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same in the capacity, for the purposes and consideration therein expressed.

     SUBSCRIBED AND SWORN TO BEFORE ME this the 14th day of March, 2006.

                                   Notary Public

My Commission Expires:

STATE OF KANSAS         )
                        )ss.
COUNTY OF SEDGWICK      )

     BEFORE ME, the undersigned Notary Public, on this day personally appeared Alex Meitzner, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same in the capacity, for the purposes and consideration therein expressed.

     SUBSCRIBED AND SWORN TO BEFORE ME this the 15th day of March, 2006.

                                   Notary Public

My Commission Expires:

                                                                   Schedule I to
                                               Amended and Restated Agreement of
                                   Limited Partnership, effective March 15, 2006

                  Fixed Income Securities, Limited Partnership

                              Partnership Interests
                              As of March 15, 2006


        CLASS A HOLDER            UNITS OWNED              APPROX. PART. %
     ---------------------------------------------------------------------
     Dennis Marlin                    1,026,007                     7.95%



        CLASS B HOLDER            UNITS OWNED              APPROX. PART. %
     ---------------------------------------------------------------------
     Sterling, as nominee             2,323,356                    18.00%


        CLASS C HOLDER            UNITS OWNED              APPROX. PART. %
     ---------------------------------------------------------------------
     Merrill Lynch                    1,290,753                    10.00%


        CLASS D HOLDER            UNITS OWNED              APPROX. PART. %
     ---------------------------------------------------------------------
     Scott Colyer                     4,150,000                    32.15%
     Lisa Colyer                      1,080,000                     8.37%
     Joe Cotton                         132,850                     1.03%
     Norman Scott                       110,000                     0.85%
     Randy Pegg                         140,000                     1.08%
     Scott Rykert                       200,000                     1.55%
     Chris Genovese                     202,384                     1.57%
     Jack Simkin                      1,058,896                     8.20%
     Jim Dillahunty                   1,058,896                     8.20%
     Jim Costas                          20,000                     0.15%
     Tina Vestal                         11,000                     0.09%
     Alex Meitzner                       10,570                     0.08%




       GENERAL PARNTER            UNITS OWNED              APPROX. PART. %
     ---------------------------------------------------------------------
     Sterling Management, LLC            92,822                     0.72%